EXHIBIT 23

                 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-22569 and No. 33-39299) of Caterpillar Financial Services Corporation of our report dated January 30, 1998 appearing on page 14 of this Form 10-K.





PRICE WATERHOUSE LLP

New York, New York
February 27, 1998